UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2020

FS Energy and Power Fund

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	814-00841 (Commission File Number)	27-6822130 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)
Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On June 29, 2020, the board of trustees (the “Board”) of FS Energy and Power Fund (the “Company”) declared a cash distribution.  The cash distribution will be in the amount and paid on or about the payment date set forth below to shareholders of record as of the record date set forth below.

Record Date	Payment Date	Distribution Amount
June 29, 2020	July 10, 2020	$0.03

Certain Information About Distributions

The determination of the tax attributes of the Company’s distributions will be made annually as of the end of the Company’s fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on an interim basis may not be representative of the actual tax attributes for a full year. The Company intends to update shareholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to shareholders will be reported to shareholders annually on Form 1099-DIV. The payment of future distributions on the Company’s common shares is subject to the discretion of the Board and applicable legal restrictions and, therefore, there can be no assurance as to the amount or timing of any such future distributions.

The Company may fund its cash distributions to shareholders from any sources of funds legally available to it, including borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies. The Company has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that the Company will be able to pay distributions at a specific rate or at all.

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2020, the Board appointed Mr. James Beach as Chief Operating Officer of the Company. Mr. Beach has not been appointed to serve as a Chief Operating Officer pursuant to any agreement or understanding with the Company or any other person. There is no family relationship between Mr. Beach and any of the Company’s trustees or other executive officers, and there are no related party transactions with regard to Mr. Beach that are reportable under Item 404(a) of Regulation S-K. Mr. Beach will not receive any direct compensation from the Company.

Set forth below is Mr. Beach’s biographical information:

Mr. Beach, age 34, is a Managing Director of FS Investments, which he joined in 2010. He is one of the persons responsible for fund administration and operations, including valuation, forecasting, management and compliance reporting. Mr. Beach primarily focuses on matters relating to the Company, but performs administrative matters for a number of funds sponsored by FS Investments. Prior to joining FS Investments, Mr. Beach was an Investment Banking Analyst at Ewing Bemiss & Co. Mr. Beach received his B.A. in Economics from the University of Richmond and a general course certificate from the London School of Economics. Mr. Beach holds the CFA Institute’s Chartered Financial Analyst designation.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance and operations of the Company.  Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements.  These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.  Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings the Company makes with the U.S. Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Energy and Power Fund

Date:	June 30, 2020	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
General Counsel and Secretary